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                             TERMINATION AGREEMENT
                             ---------------------



        THIS AGREEMENT ("Agreement") is entered into as of the 9th day of December, 1996, by and between SAUL HOLDINGS LIMITED PARTNERSHIP, a Maryland limited partnership ("Customer"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association ("Bank").

        WHEREAS, Customer and Bank have entered into that certain Interest Rate Agreement dated as of March 16, 1995 and specifying a Capped Amount of $50,000,000.00; and

        WHEREAS, Customer and Bank desire to terminate that certain Interest Rate Agreement as of December 11, 1996;

        THEREFORE, in consideration of the mutual covenants and promises of Bank and Customer, the parties hereto agree as follows:

        1. Customer hereby confirms its consent to such termination.

        2. Bank hereby confirms its consent to such termination.

        3. Customer and Bank hereby agree that this voluntary termination prior to the scheduled termination will result in no termination fee to be paid by Bank to Customer.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

Bank:                                   Customer:

WELLS FARGO BANK, N.A.,                 SAUL HOLDINGS LIMITED PARTNERSHIP,
a national banking association          a Maryland limited partnership

BY: /s/ Nicholas J. Ivanoff             BY: SAUL CENTERS, INC.,
Nicholas J. Ivanoff                     a Maryland Corporation
Its: Vice President
                                        Its: General Partner
                                        BY: /s/ Scott Schneider
                                        Scott Schneider
                                        Its: Vice President and CFO